                                                                  Exhibit 3.35.3

                               ARTICLES OF MERGER

                       OF DOMESTIC SUBSIDIARY CORPORATION

                                      INTO

                           DOMESTIC PARENT CORPORATION

      Pursuant to the provisions of Section 119, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended, the undersigned domestic corporation adopts the following Articles of Merger for the purpose of merging a subsidiary corporation into the undersigned as the surviving corporation:

      The following Plan of Merger was approved by the Board of Directors of the undersigned, as the surviving corporation, in the manner prescribed by Section 117, Article 1, Chapter 31 of the Code of West Virginia, 1931, as amended:

                                 PLAN OF MERGER

                         SANDY CREEK LAND COMPANY, INC.
                          (a West Virginia Corporation)

                                      INTO

                          PATRIOT MINING COMPANY, INC.
                          (a West Virginia Corporation)

      ARTICLE FIRST: As of the Effective Date (as defined in Article Third hereof) and upon the terms set forth in Article Second hereof, Sandy Creek Land Company, Inc., a West Virginia Corporation ("Sandy Creek"), shall be merged into Patriot Mining Company, Inc., a West Virginia corporation ("Patriot"). Patriot shall be the surviving corporation in such merger (the "Surviving Corporation").

      ARTICLE SECOND: The terms and conditions of the merger are as follows:

            A. Share Cancellation. Each share of common stock of Sandy Creek outstanding immediately prior to the Effective Date shall forthwith automatically be cancelled on the Effective Date and no additional shares of the common stock of Patriot shall be issued as a result of the merger.

            B. Articles of Incorporation and By-Laws; Name. The Articles of Incorporation and By-Laws of Patriot shall continue as the Articles of Incorporation and By-Laws of the Surviving Corporation. The name of the Surviving Corporation shall be Patriot Mining Company, Inc.

            C. Directors and Officers. The directors and officers of Patriot shall continue in office as directors and officers of the Surviving Corporation in accordance with the By-Laws of Patriot until such time as their successors have been elected and qualified.

            D. Assets and Liabilities. Upon the Effective Date all the property, real and personal, rights, privileges, immunities, powers, purposes, franchises, patents, licenses, trademarks, registrations, causes of action, and every other asset of Sandy Creek and Patriot shall be transferred to, vest in and devolve upon the Surviving Corporation without further act or deed, and every interest of Sandy Creek and Patriot shall be as effectively the property of the Surviving Corporation as they were of Sandy Creek and Patriot.

            E. Abandonment. Notwithstanding approval and adoption of this Plan of Merger by the Board of Directors of Patriot, this Plan of Merger may be abandoned and the merger of Sandy Creek and Patriot terminated at any time prior to the Effective Date by decision of the Board of Directors of Patriot.

      ARTICLE THIRD: The effective date of the merger of Sandy Creek and Patriot (the "Effective Date") shall be the later of December 28, 1984 or the date on which the Articles of Merger are filed by the Department of State of West Virginia.

            The number of outstanding shares of each class of the subsidiary corporation and the number of such shares of each class owned by the Surviving Corporation are as follows:

                                                             Number of Shares
                      Number of Shares      Designation          Owned by
Name of Corporation     Outstanding          of Class      Surviving Corporation
Sandy Creek Land            392               Common                392
  Company, Inc.

Dated December    , 1984

                                          PATRIOT MINING COMPANY, INC.


                                          By: /s/ Richard B. Bolen
                                              ---------------------------------
                                          Name:   Richard B. Bolen
                                          Title:  President


                                          By: /s/ Elizabeth L. Thomas
                                              ---------------------------------
                                          Name:   Elizabeth L. Thomas
                                          Title:  Secretary

COMMONWEALTH OF PENNSYLVANIA        )
                                    )     ss.:
COUNTY OF ALLEGHENY                 )

      I, Cynthia K. Haluszczak, a Notary Public, do hereby certify that on this 19th day of December, 1984, personally appeared before me Elizabeth L. Thomas, who, being by me first duly sworn, declared that she is the Secretary of Patriot Mining Company, Inc., that she signed the foregoing document as Secretary of the Corporation, and that the statements therein contained are true.


                                          /s/ Cynthia K. Haluszczak
                                          --------------------------------------
                                                      Notary Public


                              CYNTHIA K. HALUSZCZAK NOTARY PUBLIC
                              UPPER ST CLAIR TWP ALLEGHENY COUNTY
                               MY COMMISSION EXPIRES MAY 2 1988
My commission expires:    Member Pennsylvania Association of Notaries
                        -----------------------------------------------